EXHIBIT 99.1
FOR MORE INFORMATION, CONTACT:
Marshall Loeb, President and Chief Executive Officer
N. Keith McKey, Chief Financial Officer
(601) 354-3555

EASTGROUP PROPERTIES ANNOUNCES
FOURTH QUARTER AND YEAR 2016 RESULTS

FOURTH QUARTER 2016 RESULTS

•	Net Income Attributable to Common Stockholders of $.46 Per Share Compared to $.35 Per Share for the Same Quarter of 2015

•	Funds from Operations of $1.08 Per Share Compared to $.94 Per Share for the Same Quarter Last Year, an Increase of 14.9%

•	Same Property Net Operating Income (PNOI) Growth of 5.0%

•	97.3% Leased, 96.8% Occupied as of December 31, 2016; Average Occupancy of 96.0% for the Quarter

•	Rental Rates on New and Renewal Leases Increased an Average of 13.0%

•	Acquired 550,000 Square Feet of Development-Stage Properties in Las Vegas and Weston (South Florida) for $56 Million and 100 Acres of Development Land in Miami, Tucson and Dallas for $35 Million

•	Started Construction of Two 100% Pre-Leased Development Projects in Orlando and Tucson with Projected Total Costs of $34 Million

•	Transferred a 276,000 Square Foot, 100% Leased Development Project in Dallas to the Real Estate Portfolio

•	Sold a 92,000 Square Foot Property in Memphis for $1.6 Million

•	Paid 148th Consecutive Quarterly Cash Dividend – $.62 Per Share

•	Issued 427,387 Shares of Common Stock During the Quarter with Gross Proceeds of $30 Million

•	Closed Two Senior Unsecured Notes Totaling $100 Million with a Weighted Average Interest Rate of 3.59%

YEAR 2016 RESULTS

•	Net Income Attributable to Common Stockholders of $2.93 Per Share Compared to $1.49 Per Share for 2015

•	Funds from Operations of $4.02 Per Share Compared to $3.67 Per Share Last Year, an Increase of 9.5%

•	Same PNOI Growth of 3.1%

•	Average Occupancy of 95.8% for the Year

•	Rental Rates on New and Renewal Leases Increased an Average of 11.9%

•	Acquired 358,000 Square Feet of Operating Properties, 996,000 Square Feet of Development-Stage Properties and 197 Acres of Development Land for $157 Million

•	Started Construction of Nine Development Projects (1.2 Million Square Feet) with Projected Total Costs of $94 Million

•	Development Program Consisted of 17 Projects (2.9 Million Square Feet) at December 31, 2016 with a Projected Total Investment of $235 Million; $58 Million Remaining to be Invested at December 31, 2016

•	Transferred Nine Development Projects (1.0 Million Square Feet) to the Real Estate Portfolio

•	Sold 1.3 Million Square Feet of Operating Properties and 25 Acres of Land for $81 Million

•	Issued 875,052 Shares of Common Stock During the Year with Gross Proceeds of $60 Million

•	Obtained Unsecured Debt Totaling $205 Million with a Weighted Average Interest Rate of 3.1%

JACKSON, MISSISSIPPI, February 1, 2017 - EastGroup Properties, Inc. (NYSE: EGP) announced today the results of its operations for the three and twelve months ended December 31, 2016.

Commenting on EastGroup’s performance, Marshall Loeb, CEO, stated, “We are pleased with our fourth quarter results. Our 14.9% rise in quarterly FFO means that we’ve now achieved FFO per share increases in 22 of the past 23 quarters. Our latest quarterly metrics demonstrate the continued strength and resiliency of the industrial market.

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"While we are pleased with our operations during the year and quarter, we're also excited about the portfolio allocations we made. Our new investments create the opportunity for significant incremental FFO going forward as we lease vacancy acquired and develop new land investments. These new value-add opportunities were in our targeted markets of South Florida, Dallas and Las Vegas. We were also able to reduce our holdings in Houston and Santa Barbara while exiting Memphis. In short, we grew where we wanted to grow and reduced our exposure where we planned."

EARNINGS PER SHARE

On a diluted per share basis, earnings per common share (EPS) was $.46 and $2.93 for the three and twelve months ended December 31, 2016, respectively, compared to $.35 and $1.49 for the same periods of 2015. The Company's property net operating income (PNOI) increased by $3,302,000 ($.10 per share) and $11,190,000 ($.34 per share) for the three and twelve months ended December 31, 2016, respectively, as compared to the same periods of 2015. EPS for the twelve months ended December 31, 2016 included net gains on sales of real estate investments and non-operating real estate of $42,903,000 ($1.31 per share) compared to $3,026,000 ($.09 per share) in 2015.

FUNDS FROM OPERATIONS

For the quarter ended December 31, 2016, funds from operations attributable to common stockholders (FFO) was $1.08 per share compared to $.94 per share for the same quarter of 2015, an increase of 14.9%. PNOI increased by $3,302,000, or 7.7%, during the quarter ended December 31, 2016, compared to the same period of 2015. PNOI increased $2,035,000 from same property operations, $1,959,000 from newly developed and redeveloped properties, and $532,000 from 2015 and 2016 acquisitions; PNOI decreased $1,177,000 from properties sold in 2015 and 2016.

Same PNOI increased 5.0% for the quarter ended December 31, 2016, compared to the same quarter in 2015; without straight-line rent adjustments, same PNOI increased 5.8%. Rental rates on new and renewal leases (4.9% of total square footage) increased an average of 13.0% for the quarter.

For the year ended December 31, 2016, FFO was $4.02 per share compared to $3.67 per share for the same period of 2015, an increase of 9.5%. PNOI increased by $11,190,000, or 6.7%, during the year ended December 31, 2016, compared to 2015. PNOI increased $7,345,000 from newly developed and redeveloped properties, $4,943,000 from same property operations and $2,488,000 from 2015 and 2016 acquisitions; PNOI decreased $3,447,000 from properties sold in 2015 and 2016.

Same PNOI increased 3.1% for the year ended December 31, 2016, compared to 2015, both with and without straight-line rent adjustments. Rental rates on new and renewal leases (22.0% of total square footage) increased an average of 11.9% for the year.

FFO and PNOI are non-GAAP financial measures, which are defined under Definitions later in this release.  Reconciliations of Net Income to PNOI and Net Income Attributable to EastGroup Properties, Inc. Common Stockholders to FFO are presented in the attached schedule “Reconciliations of GAAP to Non-GAAP Measures.”

ACQUISITIONS AND SALES

During the year, the Company acquired Flagler Center, a three-building business distribution complex in Jacksonville, Florida. The 358,000 square foot property was purchased for $24 million.

EastGroup is currently under contract to purchase a three-building business distribution complex along the Georgia 400 in Atlanta. The buildings, which contain 238,000 square feet, are currently 100% leased. The Company plans to close the acquisition in mid-February, signaling EastGroup's entrance into the Atlanta market.

During the fourth quarter, EastGroup sold a 92,000 square foot business distribution building in Memphis, finalizing the Company's exit from the Memphis market. EastGroup recognized a loss on the sale of $143,000 in the fourth quarter. Gains and losses from sales of depreciable real estate investments are excluded from FFO.

During the year, the Company sold 1.3 million square feet of operating properties in Houston, Dallas, Phoenix, Santa Barbara and Memphis for $75.7 million and recognized net gains of $42.2 million; the gains on sales were not included in FFO. Also during the year, EastGroup sold 25 acres of land for $5.4 million and recognized gains of $733,000; the gains on sales of land were included in FFO.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

DEVELOPMENT

During the fourth quarter, EastGroup completed the following development-related transactions:

•	Acquired Weston Commerce Park in Weston (Southwest Broward County), Florida for $14 million. The 29% leased, 134,000 square foot building is undergoing redevelopment to convert to multi-tenant use.

•
Acquired Jones Corporate Park in Las Vegas for $42 million. The newly-developed property, which was placed in the lease-up phase of the Company's development program, consists of two buildings totaling 416,000 square feet and is currently 50% leased to three customers.

•	Acquired 61 acres of land in Miami for $27 million. The Company's plans for future development include approximately 850,000 square feet of industrial properties to be named Gateway Commerce Park.

•
Acquired 17 acres of land adjacent to its CreekView 121 development in Dallas for $5.3 million. The land will accommodate the future development of approximately 280,000 square feet of business distribution buildings.

•	Acquired 22 acres of land in Tucson for $2.9 million and began construction of Country Club V, a 100% pre-leased, 300,000 square foot building on the site.

•	Began construction of Horizon V in Orlando. The 100% pre-leased building will contain 141,000 square feet.

In total for the year, EastGroup acquired 996,000 square feet of development-stage properties for $88 million and 197 acres of development land for $45 million.

The development projects started in 2016 are detailed in the table below.

Development Properties Started in 2016	Location	Size	Anticipated Conversion Date	Projected Total Costs
		(Square feet)		(In thousands)

Horizon V	Orlando, FL	141,000	07/2017	$9,900
Madison IV & V	Tampa, FL	145,000	10/2017	9,600
Horizon VII	Orlando, FL	109,000	01/2018	8,300
Alamo Ridge IV	San Antonio, TX	97,000	02/2018	6,000
CreekView 121 1 & 2	Dallas, TX	193,000	02/2018	16,700
Country Club V	Tucson, AZ	300,000	02/2018	24,200
Eisenhauer Point 3	San Antonio, TX	71,000	04/2018	5,400
Eisenhauer Point 4	San Antonio, TX	85,000	04/2018	5,200
SunCoast 4	Ft. Myers, FL	93,000	04/2018	8,700
Total Development Properties Started		1,234,000		$94,000

At December 31, 2016, EastGroup’s development program consisted of 17 projects (2,891,000 square feet). The projects, which were collectively 55% leased as of January 31, 2017, have a projected total cost of $235 million with approximately $58 million remaining to be invested as of December 31, 2016.

During the year 2016, EastGroup transferred (at the earlier of 80% occupied or one year after completion) nine development properties to the real estate portfolio as detailed in the table below.

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Development Properties Transferred to Real Estate Portfolio in 2016	Location	Size	Conversion Date	Cumulative Cost as of 12/31/16	Percent Leased as of 1/31/17
		(Square feet)		(In thousands)

Alamo Ridge I	San Antonio, TX	96,000	02/2016	$8,593	84%
Alamo Ridge II	San Antonio, TX	62,000	02/2016	5,969	100%
Madison II & III	Tampa, FL	127,000	02/2016	7,628	100%
West Road III	Houston, TX	78,000	03/2016	4,842	100%
Ten West Crossing 7	Houston, TX	68,000	04/2016	5,710	88%
West Road IV	Houston, TX	65,000	06/2016	5,570	100%
Horizon III	Orlando, FL	109,000	07/2016	7,409	100%
Kyrene 202 VI	Phoenix, AZ	123,000	09/2016	7,906	23%
ParkView 1-3	Dallas, TX	276,000	10/2016	20,707	100%
Total Properties Transferred		1,004,000		$74,334	88%

Subsequent to year end, EastGroup began construction of Steele Creek VII in Charlotte; the business distribution building will contain 120,000 square feet and has a projected total cost of $8.6 million.

DIVIDENDS

EastGroup paid cash dividends of $.62 per share in the fourth quarter of 2016. This was the Company’s 148th consecutive quarterly cash distribution to shareholders.  EastGroup has increased or maintained its dividend for 24 consecutive years. The Company has increased it 21 years within that period, including increases in each of the last five years.  The Company’s payout ratio of dividends to FFO was 61% for the year.  The annualized dividend rate of $2.48 per share yielded 3.5% on the closing stock price of $70.77 on January 31, 2017.

FINANCIAL STRENGTH AND FLEXIBILITY

EastGroup continues to maintain a strong and flexible balance sheet.  Debt-to-total market capitalization was 31.0% at December 31, 2016.  The Company had interest and fixed charge coverage ratios of 5.39x for the fourth quarter and 4.75x for the year and a debt to earnings before interest, taxes, depreciation and amortization (EBITDA) ratio of 6.28x for the fourth quarter and 6.59x for the year.

On December 15, 2016, EastGroup closed two senior unsecured private placement notes with an insurance company totaling $100 million. The $60 million note has an eight-year term and an interest rate of 3.48% with semi-annual interest payments. The $40 million note has a ten-year term and an interest rate of 3.75% with semi-annual interest payments. The notes will not be and have not been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

During the fourth quarter, EastGroup issued and sold 427,387 shares of common stock under its continuous equity program at an average price of $70.19 per share, providing net proceeds to the Company of $29.6 million. During the year, the Company issued and sold a total of 875,052 shares of common stock under the program at an average price of $68.57 per share, providing net proceeds to the Company of $59.3 million.

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

OUTLOOK FOR 2017

EPS for 2017 is estimated to be in the range of $1.78 to $1.88.  FFO per share attributable to common stockholders for 2017 is estimated to be in the range of $4.21 to $4.31. The table below reconciles projected net income attributable to common stockholders to projected FFO.

	Low Range		High Range
	Q1 2017	Y/E 2017	Q1 2017	Y/E 2017
	(In thousands, except per share data)

Net income attributable to common stockholders	$12,178	59,767	12,844	63,127
Depreciation and amortization	20,417	81,648	20,417	81,648
Funds from operations attributable to common stockholders	$32,595	141,415	33,261	144,775

Diluted shares	33,347	33,606	33,347	33,606

Per share data (diluted):
Net income attributable to common stockholders	$0.37	1.78	0.39	1.88
Funds from operations attributable to common stockholders	0.98	4.21	1.00	4.31

The following assumptions were used for the mid-point:

Metrics	Initial Guidance for Q1 2017	Initial Guidance for Year 2017	Actual for Year 2016
FFO per share	$.99	$4.26	$4.02
FFO per share increase over prior year period	8.8%	6.0%	9.5%
Same Property Net Operating Income (PNOI) growth:
Unadjusted	2.4%	0.6%	3.1%
Without Houston	5.2%	3.2%	4.2%
Without straight-line rent adjustments	4.3%	0.9%	3.1%
Without straight-line rent adjustments and Houston	7.3%	3.7%	3.9%
Average month-end occupancy	95.0%	94.9%	95.8%
Lease termination fee income	$75,000	$300,000	$812,000
Bad debt expense (No known bad debts for 2017)	$250,000	$1.0 million	$992,000
Development starts:
Square feet	370,000	1.2 million	1.2 million
Projected total investment	$26 million	$95 million	$94 million
Development-stage property acquisitions	None	None	$88 million
Operating property acquisitions	$20 million	$60 million	$24 million
Operating property dispositions (Potential gains on dispositions are not included in the projections)	None	$40 million	$76 million
Gain on sales of non-operating real estate	None	None	$733,000
Average variable interest rate on unsecured bank credit facilities	1.8%	1.9%	1.5%
Unsecured debt closing in period	$30 million at 4.0%	$90 million at 4.0% weighted average interest rate	$205 million at 3.1% weighted average interest rate
Common stock issuances	$10 million	$40 million	$60 million
General and administrative expense (1)	$4.8 million	$12.3 million	$13.2 million

(1) Does not include expense for 2017 equity compensation plans for the Company's executive officers. The Compensation Committee of the Company's Board of Directors is contemplating a change in the structure of its equity compensation plans for executive officers which would require the Company to begin expensing equity compensation costs for 2017 plans in the current year. If approved, the new plans would be forward-looking and have bright-line tests for performance metrics and market conditions. The Company would begin recognizing stock-based compensation expense at the grant date (anticipated to occur in March 2017). For prior year equity compensation plans, the grant date has occurred in March of the year following the performance period (the grant date for the 2015 equity compensation plans was in March 2016, and the anticipated grant date for the 2016 equity compensation plans is in March 2017). Stock-based compensation expense for the prior year plans is included in the guidance assumptions above; however, expense for the anticipated 2017 plans is not included. After the plans are approved by the Compensation Committee, we will compute the impact on compensation expense and disclose the effect.

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DEFINITIONS

The Company’s chief decision makers use two primary measures of operating results in making decisions:  (1) property net operating income (PNOI), defined as Income from real estate operations less Expenses from real estate operations (including market-based internal management fee expense) plus the Company's share of income and property operating expenses from its less-than-wholly-owned real estate investments, and (2) funds from operations attributable to common stockholders (FFO).  EastGroup defines FFO consistent with the National Association of Real Estate Investment Trusts’ definition, as net income (loss) attributable to common stockholders computed in accordance with U.S. generally accepted accounting principles (GAAP), excluding gains or losses from sales of depreciable real estate property and impairment losses, plus real estate related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

PNOI and FFO are supplemental industry reporting measurements used to evaluate the performance of the Company’s investments in real estate assets and its operating results. The Company believes that the exclusion of depreciation and amortization in the industry’s calculations of PNOI and FFO provides supplemental indicators of the properties’ performance since real estate values have historically risen or fallen with market conditions.  PNOI and FFO as calculated by the Company may not be comparable to similarly titled but differently calculated measures for other REITs.  Investors should be aware that items excluded from or added back to FFO are significant components in understanding and assessing the Company’s financial performance.

The Company's chief decision makers also use earnings before interest, taxes, depreciation and amortization (EBITDA) in making decisions. EBITDA is defined as Net Income, excluding gains or losses from sales of depreciable real estate property, plus interest, taxes, depreciation and amortization.

CONFERENCE CALL

EastGroup will host a conference call and webcast to discuss the results of its fourth quarter and review the Company’s current operations on Thursday, February 2, 2017, at 11:00 a.m. Eastern Standard Time.  A live broadcast of the conference call is available by dialing 1-866-952-1906 (conference ID: EastGroup) or by webcast through a link on the Company's website at eastgroup.net.  If you are unable to listen to the live conference call, a telephone and webcast replay will be available on Thursday, February 2, 2017.  The telephone replay will be available until Thursday, February 9, 2017, and can be accessed by dialing 1-800-283-4641.  Also, the replay of the webcast can be accessed through a link on the Company's website at eastgroup.net and will be available until Thursday, February 9, 2017.

SUPPLEMENTAL INFORMATION

Supplemental financial information is available in the Investor Relations section (Quarterly Results) of the Company’s website at eastgroup.net or upon request by calling the Company at 601-354-3555.

COMPANY INFORMATION

EastGroup Properties, Inc. is a self-administered equity real estate investment trust focused on the development, acquisition and operation of industrial properties in major Sunbelt markets throughout the United States with an emphasis in the states of Florida, Texas, Arizona, California and North Carolina.  The Company’s goal is to maximize shareholder value by being the leading provider in its markets of functional, flexible, and quality business distribution space (primarily in the 5,000 to 50,000 square foot range) for location sensitive customers.  The Company’s strategy for growth is based on ownership of premier distribution facilities generally clustered near major transportation features in supply-constrained submarkets.  EastGroup’s portfolio, including development projects in lease-up and under construction, currently includes 38 million square feet.  EastGroup Properties, Inc. press releases are available on the Company’s website at eastgroup.net.

FORWARD-LOOKING STATEMENTS

The Company's assumptions and financial projections in this release are based upon "forward-looking" information and are being made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Words such as “will,” “anticipates,” “expects,” “believes,” “intends,” “plans,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements, which generally are not historical in nature.  All statements that address operating performance, events or developments that the Company expects or anticipates will occur in the future, including statements relating to rent and occupancy growth, development activity, the acquisition or sale of properties, general conditions in the geographic areas where the Company operates and the availability of capital, are

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P. O. Box 22728 – JACKSON, MS 39225 – TEL. 601-354-3555 – FAX 601-352-1441

forward-looking statements.  Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which the Company cannot predict, including, without limitation:

•	changes in general economic conditions;

•	the extent of customer defaults or of any early lease terminations;

•	the Company's ability to lease or re-lease space at current or anticipated rents;

•	the availability of financing;

•	failure to maintain credit ratings with rating agencies;

•	changes in the supply of and demand for industrial/warehouse properties;

•	increases in interest rate levels;

•	increases in operating costs;

•	natural disasters, terrorism, riots and acts of war, and the Company's ability to obtain adequate insurance;

•	changes in governmental regulation, tax rates and similar matters;

•	attracting and retaining key personnel; and

•
other risks associated with the development and acquisition of properties, including risks that development projects may not be completed on schedule, development or operating costs may be greater than anticipated or acquisitions may not close as scheduled.

Although the Company believes that the expectations reflected in the forward-looking statements are based upon reasonable assumptions at the time made, the Company can give no assurance that such expectations will be achieved.  The Company assumes no obligation whatsoever to publicly update or revise any forward-looking statements.  See also the information contained in the Company’s reports filed or to be filed from time to time with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

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EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
REVENUES
Income from real estate operations	$66,333	60,996	252,961	234,918
Other income	18	23	86	90
	66,351	61,019	253,047	235,008
EXPENSES
Expenses from real estate operations	20,217	18,147	74,347	67,402
Depreciation and amortization	20,179	18,932	77,935	73,290
General and administrative	2,569	3,562	13,232	15,091
Acquisition costs	—	164	161	164
	42,965	40,805	165,675	155,947
OPERATING INCOME	23,386	20,214	87,372	79,061
OTHER INCOME (EXPENSE)
Interest expense	(8,135)	(8,886)	(35,213)	(34,666)
Gain (loss) on sales of real estate investments	(143)	—	42,170	2,903
Other	263	250	1,765	1,101
NET INCOME	15,371	11,578	96,094	48,399
Net income attributable to noncontrolling interest in joint ventures	(147)	(143)	(585)	(533)
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	15,224	11,435	95,509	47,866
Other comprehensive income (loss) - cash flow hedges	11,704	3,454	5,451	(1,099)
TOTAL COMPREHENSIVE INCOME	$26,928	14,889	100,960	46,767
BASIC PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.46	0.36	2.93	1.49
Weighted average shares outstanding	32,874	32,159	32,563	32,091
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.46	0.35	2.93	1.49
Weighted average shares outstanding	32,964	32,314	32,628	32,196

EASTGROUP PROPERTIES, INC. AND SUBSIDIARIES
RECONCILIATIONS OF GAAP TO NON-GAAP MEASURES
(IN THOUSANDS, EXCEPT PER SHARE DATA)
(UNAUDITED)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015

NET INCOME	$15,371	11,578	96,094	48,399
(Gain) loss on sales of real estate investments	143	—	(42,170)	(2,903)
(Gain) on sales of non-operating real estate	—	—	(733)	(123)
Interest income	(64)	(63)	(255)	(258)
Other income	(18)	(23)	(86)	(90)
Interest rate swap ineffectiveness	—	(5)	5	—
Depreciation and amortization	20,179	18,932	77,935	73,290
Company's share of depreciation from unconsolidated investment	31	31	124	122
Interest expense (1)	8,135	8,886	35,213	34,666
General and administrative expense (2)	2,569	3,562	13,232	15,091
Acquisition costs	—	164	161	164
Noncontrolling interest in PNOI of consolidated 80% joint ventures	(205)	(223)	(823)	(851)
PROPERTY NET OPERATING INCOME (PNOI)	$46,141	42,839	178,697	167,507
COMPONENTS OF PNOI:
PNOI from Same Properties	$42,848	40,813	162,862	157,919
PNOI from 2015 and 2016 Acquisitions	966	434	2,922	434
PNOI from 2015 and 2016 Development and Redevelopment Properties	2,389	430	11,864	4,519
PNOI from 2015 and 2016 Dispositions	7	1,184	1,308	4,755
Other PNOI	(69)	(22)	(259)	(120)
TOTAL PNOI	$46,141	42,839	178,697	167,507
NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS	$15,224	11,435	95,509	47,866
Depreciation and amortization	20,179	18,932	77,935	73,290
Company's share of depreciation from unconsolidated investment	31	31	124	122
Depreciation and amortization from noncontrolling interest	(55)	(53)	(214)	(206)
(Gain) loss on sales of real estate investments	143	—	(42,170)	(2,903)
FUNDS FROM OPERATIONS (FFO) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$35,522	30,345	131,184	118,169
NET INCOME	$15,371	11,578	96,094	48,399
Interest expense (1)	8,135	8,886	35,213	34,666
Depreciation and amortization	20,179	18,932	77,935	73,290
Company's share of depreciation from unconsolidated investment	31	31	124	122
(Gain) loss on sales of real estate investments	143	—	(42,170)	(2,903)
EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION AND AMORTIZATION (EBITDA)	$43,859	39,427	167,196	153,574
DILUTED PER COMMON SHARE DATA FOR NET INCOME ATTRIBUTABLE TO EASTGROUP PROPERTIES, INC. COMMON STOCKHOLDERS
Net income attributable to common stockholders	$0.46	0.35	2.93	1.49
Funds from operations (FFO) attributable to common stockholders	$1.08	0.94	4.02	3.67
Weighted average shares outstanding for EPS and FFO purposes	32,964	32,314	32,628	32,196

(1)  Net of capitalized interest of $1,603 and $1,354 for the three months ended December 31, 2016 and 2015, respectively; and $5,340 and $5,257 for the twelve months ended December 31, 2016 and 2015, respectively.

(2) Net of capitalized development costs of $1,129 and $1,202 for the three months ended December 31, 2016 and 2015, respectively; and $3,789 and $4,467 for the twelve months ended December 31, 2016 and 2015, respectively.